Metatron, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE/
NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT.
PAR VALUE: $0.001

NUMBER
61221

SHARES
450,000,000

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL WHICH IS SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATIONS ARE NOT REQUIRED.

SEE REVERSE FOR CERTAIN DEFINITIONS

This certifies that

RALPH JOSEPH RIEHL

is the owner of

*** Four Hundred Fifty Million ***

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

METATRON, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid unless countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.

COUNTERSIGNED
PACIFIC STOCK TRANSFER COMPANY
Las Vegas, Nevada
AUTHORIZED SIGNATURE

METATRON, INC.
CORPORATE SEAL
DELAWARE

CONTROL STOCK

Dated April 25, 2017

Secretary

President